EXHIBIT 99.1

[LOGO, STEELCOULD, INC.]

1306 Squire Court, Dulles, VA 20166, 703-450-0400, FAX 703-450-0406
E-mail: info@steelcloud.com, www.steelcloud.com

FOR INVESTOR OR MARKETING INFORMATION CONTACT:
WILLIAM D. HUGHES AT 703-450-0400, EXT. 5124

FOR FINANCIAL INFORMATION PLEASE ACCESS OUR WEB SITE AT WWW.STEELCLOUD.COM

PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

       STEELCLOUD AND CAREER COLLEGE ASSOCIATION URGE MEMBERS OF CONGRESS
                 TO EXPAND SUPPORT FOR CAREER COLLEGE STUDENTS.

Dulles, VA--April 21, 2005--Donald Fisher, Vice President, Professional Services for SteelCloud, Inc., (Nasdaq: SCLD) met members of the U.S. Congress from Virginia, North Carolina and South Carolina recently to discuss the nation's Higher Education Act. Mr. Fisher's appearance was at the request of Mark B. Dreyfus, President of ECPI College of Technology and Chairman of the College Career Association. Discussions centered around expanding government support and reducing access barriers for students at for-profit, postsecondary institutions (career colleges) that provide professional, career-specific educational programs.

"At SteelCloud, we're constantly recruiting for well-trained technical talent," said Mr. Fisher. "That's no easy task these days with ever-changing technology... especially when it comes to new college graduates. We've found that students from career colleges with their tight focus on real-world job training are just as qualified and, in many cases, more productive than graduates from more traditional colleges. We're honored to have been asked by the Career College Association and ECPI to help present their case to change laws that now only provide Title IV aid programs to four-year residential students. We believe that non-traditional students should be eligible for transfer of credits and other government programs currently available only to students attending four-year colleges."

The Company believes that the demand for highly skilled employees is much greater than the current supply, and a 24% job growth by 2010 is projected for occupations requiring postsecondary career training. Career colleges provide training for many of these occupations and graduate approximately one-half of the technically trained workers who enter the U.S. workforce.
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ABOUT STEELCLOUD

SteelCloud is a leading provider of network security solutions, custom integration and professional IT services. The Company's ISO 9001:2000 certified Appliance Server Group designs and manufactures specialized servers and network appliances for volume users, large integrators and OEM customers. SteelCloud's Security Solutions Group delivers network security solutions in the form of security software, appliances and professional services. In addition, the Company's Advanced Technology Group designs and develops proprietary SteelCloud software products. Over its 17-year history, SteelCloud has won numerous awards for technical excellence and outstanding customer service. SteelCloud can be reached at 703-450-0400. Additional information is available at www.steelcloud.com.

CAREER COLLEGE ASSOCIATION

The Career College Association is a voluntary membership organization of private postsecondary schools, institutes, colleges and universities that provide career-specific educational programs. CCA's 1,270 members educate and support more than a million students each year for employment in over 200 occupational fields. These schools and colleges graduate approximately one-half of the technically trained workers who enter the U.S. workforce each year and also provide retraining for displaced workers and skill upgrades for a wide variety of public and private employers. For more information visit www.career.org.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING ARE FORWARD LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT ARE NOT NECESSARILY THE MOST LIKELY AND MAY NOT MATERIALIZE. IN ADDITION, OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THE FOLLOWING: BUSINESS CONDITIONS AND THE AMOUNT OF GROWTH IN THE COMPUTER INDUSTRY AND GENERAL ECONOMY; COMPETITIVE FACTORS; ABILITY TO ATTRACT AND RETAIN PERSONNEL, INCLUDING KEY SALES AND MANAGEMENT PERSONNEL; THE PRICE OF THE COMPANY'S STOCK; AND THE RISK FACTORS SET FORTH FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS, INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORT ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORMS 10-Q; AND ANY REPORTS ON FORM 8K. STEELCLOUD TAKES NO OBLIGATION TO UPDATE OR CORRECT FORWARD-LOOKING STATEMENTS.